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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 May 18, 2001


                               FILM ROMAN, INC.
                 --------------------------------------------
              (Exact name of registrant as specified in charter)


           Delaware                  000-29642                    95-4585357
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

                        12020 Chandler Blvd., Suite 200
                       North Hollywood, California 91607
              --------------------------------------------------
             (Address of Principal Executive Offices)  (ZIP Code)

                                (818) 761-2544
                 --------------------------------------------
              Registrant's Telephone Number, Including Area Code

                                      N/A
            -------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 18, 2001, Film Roman, Inc. (the "Company") announced that it had formally notified Pentamedia Graphics, Ltd. ("Pentamedia") of Pentamedia's breach of the Stock Purchase Agreement (the "Agreement") and the Memorandum of Understanding ("MOU") between the two companies. Although the two companies continued discussions to restructure the transaction, Pentamedia has provided no satisfactory evidence of its ability to have payment of the purchase price guaranteed in a manner that is consistent with the terms of the MOU. Film Roman has terminated the transaction between the companies and intends to pursue all legal remedies available to it. The Company is now prepared to pursue other strategic alliances and financing sources that it was not free to pursue under the restrictions imposed by the Stock Purchase Agreement.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)  Not applicable.
        (b)  Not applicable.
        (c)  Exhibits.

             (1) 99.1 Press Release dated May 18, 2001, of the Company.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     FILM ROMAN, INC.


                                     By:  /s/ Dixon Q. Dern
                                          -------------------------------------
                                          Dixon Q. Dern, Secretary and Director



Dated:  May 18, 2001
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                                 EXHIBIT INDEX



Exhibit    Description
-------    --------------

99.1       Press Release dated May 18, 2001, of the Company.